UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2010

NEW CENTURY BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina		28334
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (910) 892-7080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

As a result of an investigation that remains ongoing, the registrant’s board of directors and management have concluded that extensions of credit related to one of New Century Bank’s largest credit relationships are impaired due to apparent fraud on the part of the borrowers in connection with applications for, and the ongoing credit administration of, the extensions of credit in question.

As a result, the registrant has concluded that a material charge for impairment is required under generally accepted accounting principles. It is currently anticipated that the impairment charge will fall within the range of $10.5 million to $11.0 million. The loans will be charged off on or before September 30, 2010. The registrant is currently pursuing all available sources of collection and may recover some portion of the indebtedness, however the registrant can offer no assurances as to the likelihood or amount of any recovery at this time.

The registrant does not anticipate that the impairment charge will result in future cash expenditures, except to the extent that professional fees are incurred in connection with the registrant’s ongoing investigation and collection efforts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ Lisa F. Campbell
Lisa F. Campbell
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Dated: September 17, 2010